VIA CERTIFIED MAIL RETURN RECEIPT REQUESTED
February 24, 1994


Hamilton Realty Co.
P.O. Box 527
Clinton, CT  06413
Attn:  Seymour Shapiro
       General Partner


       Re:  130 Hamilton Street
            New Haven, Connecticut


Gentlemen:

Reference is made to the Lease Agreement dated December 1, 1985 between Hamilton Realty Co., a Connecticut general partnership, as Lessor, and AnnTaylor, Inc. (as successor in interest thereunder to ASC Stores III, Inc.), as Lessee (the "Lease"), modified by a Letter Agreement dated March 22, 1993. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Lease.

Lessee desires to extend the Term of the Lease and Lessor hereby grants and extends unto the Lessee this extension which will commence on January 1, 1995 and expire on March 31, 1995 (hereinafter called the Extension Term), notwithstanding the Letter Agreement of March 22, 1993, on the terms and conditions set forth in the Lease, excluding the fixed monthly rental rate which shall be for the Extension Term the amount of $33,149.52 per month.

In addition the undersigned, grants Lessee the option with notice on or before June 1, 1994, to extend the term of the Lease for an additional
three (3) months.   Such additional three (3) period will commence on
April 1, 1995 and terminate on June 30, 1995 and all other terms and conditions of the Lease (excluding the fixed monthly rental rate which shall be the amount of $33,149.52 per month) shall remain unchanged.

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of the letter and return it to the undersigned.

Very truly yours,

AnnTaylor, Inc.                           ACCEPTED AND AGREED
                                          Hamilton Realty Co.

     /s/ Craig Sorrels                        /s/ Seymour Shapiro
By: __________________                    By: ____________________
         Craig Sorrels                            Seymour Shapiro
    Senior Vice President Real Estate,            General Partner
    Store Planning and Construction